Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2023 SECOND QUARTER FINANCIAL RESULTS

GETTYSBURG, PA, July 27, 2023 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced financial results for the quarter ended June 30, 2023 with net income of $9.5 million, an increase of $0.9 million or 10.36%, compared to net income of $8.6 million for the three months ended June 30, 2022. For the three months ended June 30, 2023 and 2022, basic and diluted earnings per share were $1.12 and $0.99, respectively, which is an increase of $0.13 per share, or 13.13%. Compared to the prior quarter, net income increased $0.5 million, or 5.55%, and basic and diluted earnings per share increased $0.06 per share, or 5.66%.

2023 Second Quarter Highlights

•Return on average assets was 1.62% and return on average equity was 14.74%.

•Fully taxable equivalent (“FTE”) net interest margin was 4.11% compared to 4.22% for the prior quarter and 3.15% for the comparable quarter last year.

•Efficiency ratio1 was 55.52% compared to 56.36% for the prior quarter and 56.16% from the comparable quarter last year.

•Total loans outstanding were $1.57 billion at June 30, 2023, an increase of $42.2 million, or 2.75%, from March 31, 2023 and an increase of $64.0 million, or 4.24% from June 30, 2022.

•Total non-performing loans to loans held-for-investment was 0.23% compared to 0.25% for the prior quarter and 0.35% for the comparable quarter of last year. Net charge-offs to average loans (annualized) was 0.02% compared to 0.02% for the prior quarter and 0.01% for the comparable quarter last year.

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

•Loan to deposit ratio of 80.1%. The ratio of uninsured and non-collateralized deposits to total deposits was approximately 18.1% at ACNB Bank.

•Tangible common equity to tangible assets ratio1 of 8.75% compared to 8.56% for the prior quarter and 7.30% for the comparable quarter last year. The net unrealized loss on the available for sale securities portfolio was $66.1 million at June 30, 2023 compared to a net unrealized loss of $57.6 million at March 31, 2023 and a net unrealized loss of $43.5 million at June 30, 2022.

1 - Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

“As the second quarter of 2023 came to a close, the financial services industry has been challenged with considerable market uncertainty and turmoil over the past six months. However, ACNB Corporation has continued to focus on fundamental community banking principles as we live our vision every day to build relationships and find solutions for our customers in the communities we serve. As a result of this steadfast commitment to our shareholders, customers and employees, we are pleased to share our June 30, 2023 operating results,” said James P. Helt, ACNB Corporation President and Chief Executive Officer.
“Our financial performance, strong capital base, superior asset quality metrics and our continued robust risk management practices have well positioned ACNB Corporation to meet the demands facing our industry and our customers. We are pleased to see meaningful loan growth during the second quarter and remain optimistic for the remainder of the year in spite of continued higher interest rates. Superior asset quality metrics remain a key strength of the Corporation, and is the result of tremendous teamwork by our lending and credit teams, as well as working closely with our borrowers to understand and meet their unique needs and financial goals.”
Mr. Helt continued, “ACNB Corporation has made the strategic decision to restrain deposit rates as a result of our elevated funding levels coming out of the pandemic. At the end of the second quarter, our level of uninsured and non-collateralized deposits was approximately 18% of total deposits and total deposits were approximately 8.4% higher than pre-pandemic deposit levels as of March 31, 2020 --- even with the recent deposit outflows.”
“As we look to the second half of the year, ACNB Corporation’s strategic focus remains constant in seeking opportunities for both organic and inorganic growth to ensure the continued success of the banking

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

subsidiary of ACNB Bank and the insurance subsidiary of ACNB Insurance Services, Inc. as we strive to enhance long-term shareholder value.”

Net Interest Income and Margin
    Net interest income for the three months ended June 30, 2023 totaled $22.0 million, an increase of $2.2 million, or 11.04%, over comparable quarter last year. The FTE net interest margin was 4.11%, an increase of 96 basis points from 3.15% for the comparable quarter last year. Paycheck Protection Program (“PPP”) fees and purchase accounting accretion for the three months ended June 30, 2023 totaled $250 thousand compared to $1.0 million for the comparable quarter last year. There were no PPP fees for the three months ended June 30, 2023 compared to $482 thousand for the comparable quarter last year. Higher FTE net interest margin and net interest income were attributable to higher interest rates and a shift into higher-yielding assets.
Compared to the prior quarter, net interest income decreased $1.1 million, or 4.77%, driven primarily by an increase in short term and long term borrowings to fund loan growth and deposit outflows. The FTE net interest margin decreased 11 basis points as earning asset yields decreased slightly while funding costs increased. PPP Fees and purchase accounting accretion for the three months ended June 30, 2023 totaled $250 thousand compared to $374 thousand for the prior quarter. There were no PPP fees for the three months ended June 30, 2023 compared to $8 thousand for the prior quarter.
The average rate paid on interest bearing deposits was 0.13% for the three months ended June 30, 2023, an increase of 1 basis point from the prior quarter and a decrease of 2 basis points from the comparable quarter last year. The average rate paid on total borrowings was 3.15% for the three months ended June 30, 2023, an increase of 100 basis points from the prior quarter and an increase of 136 basis points from the comparable quarter last year. The average yield on earning assets was 4.33% for the three months ended June 30, 2023, a decrease of 4 basis points from the prior quarter and an increase of 104 basis points from the comparable quarter last year. Compared to the prior quarter, the average yield on earning assets declined primarily due to the sale of

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

higher-yielding securities, lower loan origination yields, lower purchase accounting accretion and higher net deferred expenses for new loan originations.

Noninterest Income
Noninterest income for the three months ended June 30, 2023 was $6.2 million, an increase of $118 thousand, or 1.94%, from the comparable quarter last year. The increase was driven primarily by increased income from fiduciary, investment management and brokerage activities of $163 thousand due to strong market returns and new business generation and an increase in earnings on investment in bank-owned life insurance of $121 thousand due to increasing net yields and additional purchases in the third quarter of 2022 partially offset by lower income from mortgage loans held for sale of $131 thousand.
Compared to the prior quarter, noninterest income increased $1.2 million, or 24.28%, driven primarily by an increase in commissions from insurance sales of $938 thousand due to seasonally stronger commissions and an increase in contingent commissions for income received during the three months ended June 30, 2023 for contingent commissions earned in 2022. Income from fiduciary, investment management and brokerage activities increased $139 thousand due to strong market returns and new business generation. During the three months ended June 30, 2023, three previously closed community banking offices were sold for a gain of $323 thousand, which is reflected in other income.

Noninterest Expense
Noninterest expense for the three months ended June 30, 2023 was $16.3 million, an increase of $1.3 million, or 8.50%, from the comparable quarter last year. The increase was driven primarily by increases in salaries and employee benefits, professional services and other operating expenses. Salaries and employee benefits expense was $9.8 million for the three months ended June 30, 2023 compared to $9.3 million for the comparable quarter last year. The increase in salaries and employee benefits expense was driven primarily by a general increase in base wages. Professional services expense was $601 thousand for the three months ended June 30, 2023 compared to $430 thousand for the comparable quarter last year. The increase in professional

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

services expense was driven primarily by additional expenses related to employee recruiting, legal and consulting services for various projects within the organization. Other operating expense was $1.9 million for the three months ended June 30, 2023 compared to $1.5 million for the comparable quarter last year. The increase in other operating expenses was driven primarily by a loss of $142 thousand as a result of writing off an investment in a title agency as well as a mark-to-market loss of $83 thousand related to a Small Business Investment Company (“SBIC”) fund.
Equipment expense was $1.6 million for the three months ended June 30, 2023 compared to $1.5 million for the comparable quarter last year. The increase in equipment expense was attributable to expenses related to ACNB Bank’s core processing system as well as ongoing expenses related to the new loan origination system that was implemented in late 2022. Marketing and corporate relations expense was $159 thousand for the three months ended June 30, 2023 compared to $67 thousand for the comparable quarter last year. The increase was driven by $72 thousand in expenses related to the rebranding of ACNB Bank’s Maryland banking divisions.
Compared to the prior quarter, noninterest expense decreased $1 thousand, or 0.01%, driven primarily by lower salary and employee benefits expense offset by an increase in professional services and other operating expenses. Salaries and employee benefits expense was $9.8 million for the three months ended June 30, 2023 compared to $10.4 million for the prior quarter. The decrease in salaries and employee benefits expense was driven primarily by a decrease of $276 thousand in the extended leave reserve and a decrease of $241 thousand in stock-based compensation. Professional services expense was $601 thousand for the three months ended June 30, 2023 compared to $382 thousand for the prior quarter. The increase in professional services expense was driven primarily by additional expenses related to employee recruiting, collection fees and consulting services for various projects within the organization. Other operating expense was $1.9 million for the three months ended June 30, 2023 compared to $1.5 million for the prior quarter. The increase in other operating was driven primarily by a loss of $142 thousand as result of writing off an investment in a title company as well as a mark-to-market loss of $83 thousand related to an SBIC fund.

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Loans and Asset Quality

Total loans outstanding were $1.57 billion at June 30, 2023, an increase of $42.2 million, or 2.75%, from March 31, 2023 and an increase of $64.0 million, or 4.24%, from June 30, 2022. The increase in both periods was driven mainly by growth in the commercial loan portfolio.
Asset quality metrics continue to be stable. The provision for credit losses was $(273) thousand and the provision for unfunded commitments was $121 thousand for the three months ended June 30, 2023 compared to a provision for credit losses of $97 thousand and a provision for unfunded commitments of $276 thousand for the prior quarter. Non-performing loans were $3.7 million, or 0.23%, of total loans at June 30, 2023 compared to $3.8 million, or 0.25%, of total loans at March 31, 2023 and $5.2 million, or 0.35%, of total loans at June 30, 2022. Annualized net charge-offs for the three months ended June 30, 2023 were 0.02% of total average loans compared to 0.02% for the prior quarter and 0.01% for the comparable quarter last year.

Deposits
Total deposits were $2.0 billion at June 30, 2023. Deposits decreased by $92.1 million, or 4.48%, since March 31, 2023 and decreased by $400.0 million, or 16.92%, from June 30, 2022. Given ACNB’s funding level, management made a strategic decision to restrain deposit rates and thereby moderate deposit costs in 2022 and into 2023 despite an increase in market interest rates and an increase in rates by competitors. As a result, total deposits declined during both periods as customers began to seek higher yielding alternative deposit and investment products.
Total interest bearing deposits were $1.4 billion at June 30, 2023. Interest bearing deposits decreased by $67.4 million, or 4.61%, from March 31, 2023 and decreased by $385.8 million, or 21.68%, from June 30, 2022. Total non-interest bearing deposits were $569.7 million at June 30, 2023. Non-interest bearing deposits decreased by $24.6 million, or 4.14%, from March 31, 2023 and decreased by $14.2 million, or 2.43%, from June 30, 2022.

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Stockholders’ Equity, Dividends and Share Repurchases
Total stockholders’ equity was $257.1 million at June 30, 2023 compared to $255.8 million at March 31, 2023 and $247.0 million at June 30, 2022. Book value per share was $28.69, $30.02 and $30.14 at June 30, 2022, March 31, 2023 and June 30, 2023, respectively.
Similar to the prior quarter, ACNB paid a quarterly cash dividend of $2.4 million, or $0.28 per common share for the three months ended June 30, 2023 compared to $2.3 million, or $0.26 per common share for the comparable quarter last year. In addition, ACNB did not repurchase any shares of ACNB common stock during the three months ended June 30, 2023 compared to 850 shares of ACNB common stock during the prior quarter at a cost of $29 thousand and 88,225 shares of ACNB common stock during the comparable quarter last year at a cost of $2.9 million.

ACNB Corporation Update
As previously announced, on July 26, 2023, ACNB Corporation declared the regular quarterly cash dividend for the third quarter of 2023 in the amount of $0.28 per common share, payable on September 15, 2023, to shareholders of record as of September 1, 2023. This quarterly cash dividend declared of $0.28 per common share is an increase of $0.02, or 7.7%, per common share compared to the third quarter of 2022.

About ACNB Corporation
ACNB Corporation, headquartered in Gettysburg, PA, is the $2.4 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
# # #
SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; the continuing banking instability caused by the recent failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2023-15
July 27, 2023

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

Dollars in thousands, except per share data	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
BALANCE SHEET DATA
Assets	$2,378,151	$2,410,933	$2,525,507	$2,654,153	$2,683,162
Securities	$518,093	$568,232	$620,250	$571,796	$598,088
Loans, total	$1,573,817	$1,531,626	$1,538,610	$1,527,128	$1,509,792
Allowance for credit losses	$19,148	$19,485	$17,861	$17,952	$18,943
Deposits	$1,963,754	$2,055,822	$2,198,975	$2,336,213	$2,363,773
Allowance for unfunded commitments	$2,132	$2,011	$92	$92	$92
Borrowings	$132,703	$76,294	$62,954	$65,691	$53,609
Stockholders’ equity	$257,069	$255,841	$245,042	$232,370	$247,032
INCOME STATEMENT DATA
Interest income	$23,213	$23,909	$24,894	$23,382	$20,696
Interest expense	1,223	817	846	862	892
Net interest income	21,990	23,092	24,048	22,520	19,804
Provision for credit losses	(273)	97	—	—	—
Provision for unfunded commitments	121	276	—	—	—
Net interest income after provisions for credit losses and unfunded commitments	22,142	22,719	24,048	22,520	19,804
Other income	6,194	4,984	5,423	5,849	6,076
Other expenses	16,281	16,282	16,673	15,320	15,006
Income before income taxes	12,055	11,421	12,798	13,049	10,874
Provision for income taxes	2,531	2,398	2,599	2,725	2,244
Net income	$9,524	$9,023	$10,199	$10,324	$8,630
PROFITABILITY RATIOS
Loans held-for-investment to deposits	80.14%	74.50%	69.97%	65.37%	63.87%
Return on average assets (annualized)	1.62%	1.50%	1.56%	1.51%	1.28%
Return on average equity (annualized)	14.74%	14.58%	17.10%	17.06%	13.69%
Efficiency ratio[1]	55.52%	56.36%	55.66%	52.45%	56.16%
FTE Net interest margin	4.11%	4.22%	4.03%	3.60%	3.15%
Yield on average earning assets	4.33%	4.37%	4.17%	3.74%	3.29%
Yield on securities	2.24%	2.46%	2.30%	2.05%	2.00%
Yield on loans	5.05%	5.12%	4.97%	4.75%	4.53%
Cost of funds	0.23%	0.15%	0.14%	0.14%	0.15%
Noninterest income to total revenue	21.98%	17.75%	18.40%	20.62%	23.48%
PER SHARE DATA
Diluted earnings per share	$1.12	$1.06	$1.20	$1.20	$0.99
Cash dividends paid per share	$0.28	$0.28	$0.28	$0.26	$0.26
Tangible book value per share[1]	$23.83	$23.66	$22.41	$20.86	$22.27
Tangible book value per share (ex-AOCI)[1]	$30.64	$29.76	$29.23	$28.23	$27.32
CAPITAL RATIOS[2]
Tier 1 leverage ratio	11.79%	11.09%	9.91%	9.33%	8.87%
Common equity tier 1 ratio	15.38%	15.21%	15.00%	14.74%	14.63%
Tier 1 risk based capital ratio	15.72%	15.56%	15.36%	15.10%	15.01%
Total risk based capital ratio	17.67%	17.56%	17.32%	17.11%	17.13%
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.02%	0.02%	0.02%	0.26%	0.01%
Total non-performing loans to loans held-for-investment[3]	0.23%	0.25%	0.25%	0.26%	0.35%
Total non-performing assets to total assets[4]	0.17%	0.18%	0.17%	0.16%	0.19%
Allowance for credit losses to loans held-for-investment	1.22%	1.27%	1.16%	1.18%	1.25%

1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.
2 Capital ratios for March and September are estimated due to the Corporation being a smaller reporting company. June 30, 2023 capital ratios are not finalized and are estimates.
3 Non-performing Loans consists of loans on nonaccrual status and loans greater than ninety days past due and still accruing interest.
4 Non-performing Assets consists of Non-performing Loans and Other Real Estate Owned (OREO).

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	June 30, 2023	March 31, 2023	December 31, 2022
ASSETS
Cash and due from banks	$24,898	$24,833	$40,067
Interest bearing deposits with banks	59,145	89,233	128,094
Total Cash and Cash Equivalents	84,043	114,066	168,161
Equity securities with readily determinable fair values	915	1,328	1,719
Debt securities available for sale	452,252	501,944	553,554
Securities held to maturity, fair value $58,133; $59,998; $58,078	64,926	64,960	64,977
Loans held for sale	—	167	123
Loans, net of allowance for loan losses $19,148; $19,485; $17,861	1,554,669	1,512,141	1,520,749
Assets held for sale	1,418	3,393	3,393
Premises and equipment, net	26,145	26,588	27,053
Right of use assets	2,952	2,994	3,162
Restricted investment in bank stocks	4,877	2,552	1,629
Investment in bank-owned life insurance	78,919	78,435	77,993
Investments in low-income housing partnerships	1,066	1,097	1,129
Goodwill	44,185	44,185	44,185
Intangible assets, net	9,612	9,972	10,332
Foreclosed assets held for resale	467	474	474
Other assets	51,705	46,637	46,874
Total Assets	2,378,151	2,410,933	2,525,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Non-interest bearing transaction accounts	569,729	594,355	595,049
Interest bearing transactions accounts	1,394,025	1,461,467	1,603,926
Total Deposits	1,963,754	2,055,822	2,198,975
Short-term borrowings	51,703	30,294	41,954
Long-term borrowings	81,000	46,000	21,000
Lease liabilities	2,952	2,994	3,162
Allowance for unfunded commitments	2,132	2,011	92
Other liabilities	19,541	17,971	15,282
Total Liabilities	2,121,082	2,155,092	2,280,465

STOCKHOLDERS’ EQUITY
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,888,732, 8,883,206, and 8,838,720 shares issued; 8,564,282, 8,523,256, and 8,515,120 shares outstanding	22,212	22,198	22,086
Treasury stock, at cost; 324,450, 324,450, and 323,600 shares	(8,956)	(8,956)	(8,927)
Additional paid-in capital	96,586	96,415	96,022
Retained earnings	205,279	198,144	193,873
Accumulated other comprehensive loss	(58,052)	(51,960)	(58,012)
Total Stockholders’ Equity	257,069	255,841	245,042

Total Liabilities and Stockholders’ Equity	$2,378,151	$2,410,933	$2,525,507

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Consolidated Income Statements
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands, except per share data	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$18,947	$16,414	$37,845	$32,200
Tax-exempt	352	356	708	660
Securities:
Taxable	2,688	2,722	5,974	4,272
Tax-exempt	285	289	599	429
Dividends	51	24	92	59
Other	890	891	1,904	1,153
Total Interest Income	23,213	20,696	47,122	38,773
INTEREST EXPENSE
Deposits	486	646	959	1,384
Short-term borrowings	108	20	125	37
Long-term borrowings	629	226	956	495
Total Interest Expense	1,223	892	2,040	1,916
Net Interest Income	21,990	19,804	45,082	36,857
Reversal of Credit Losses	(273)	—	(176)	—
Provision for Unfunded Commitments	121	—	397	—
Net Interest Income after Provisions for (Reversal of) Credit Losses and Unfunded Commitments	22,142	19,804	44,861	36,857
OTHER INCOME
Commissions from insurance sales	2,840	2,808	4,742	4,008
Service charges on deposit accounts	989	1,006	1,951	1,964
Income from fiduciary, investment management and brokerage activities	979	816	1,819	1,626
Income from mortgage loans held for sale	14	145	31	426
Earnings on investment in bank-owned life insurance	484	363	926	690
Net losses on sales or calls of securities	(546)	—	(739)	—
Net (losses) gains on equity securities	(15)	(148)	5	(257)
Gain on assets held for sale	323	—	323	—
Service charges on ATM and debit card transactions	834	865	1,657	1,618
Other	292	221	463	460
Total Other Income	6,194	6,076	11,178	10,535
OTHER EXPENSES
Salaries and employee benefits	9,824	9,314	20,266	16,873
Net occupancy	1,002	939	2,039	2,098
Equipment	1,623	1,527	3,230	3,045
Other tax	305	402	642	818
Professional services	601	430	983	739
Supplies and postage	198	195	404	376
Marketing and corporate relations	159	67	313	170
FDIC and regulatory	295	264	544	535
Intangible assets amortization	360	389	720	698
Other operating	1,914	1,479	3,422	2,936
Total Other Expenses	16,281	15,006	32,563	28,288
Income before Income Taxes	12,055	10,874	23,476	19,104
PROVISION FOR INCOME TAXES	2,531	2,244	4,929	3,875
Net Income	$9,524	$8,630	$18,547	$15,229
PER SHARE DATA
Basic earnings	$1.12	$0.99	$2.18	$1.75
Diluted earnings	$1.12	$0.99	$2.17	$1.75

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Average Balances, Income and Expenses, Yields and Rates

	Three months ended June 30, 2023			Three months ended June 30, 2022			Six months ended June 30, 2023			Six months ended June 30, 2022
Dollars in thousands	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate	Average Balance	Interest[5]	Yield/ Rate
ASSETS
Interest bearing deposits with banks	$71,040	$890	5.03%	$426,169	$891	0.84%	$80,958	$1,904	4.74%	$538,632	$1,153	0.43%
Investments (Tax-exempt)	55,588	361	2.60%	30,054	366	4.88%	55,449	758	2.76%	30,280	543	3.62%
Investments (Taxable)	498,401	2,739	2.20%	593,903	2,745	1.85%	527,576	6,066	2.32%	516,678	4,331	1.69%
Total Investments	553,989	3,100	2.24%	623,957	3,111	2.00%	583,025	6,824	2.36%	546,958	4,874	1.80%

Loans (Tax-exempt)	75,670	446	2.36%	81,656	451	2.22%	76,501	897	2.36%	76,949	835	2.19%
Loans (Taxable)	1,463,967	18,946	5.19%	1,411,584	16,413	4.66%	1,459,455	37,844	5.23%	1,406,082	32,200	4.62%
Total Loans	1,539,637	19,392	5.05%	1,493,240	16,864	4.53%	1,535,956	38,741	5.09%	1,483,031	33,035	4.49%

Total Earning Assets	2,164,666	23,382	4.33%	2,543,366	20,866	3.29%	2,199,939	47,469	4.35%	2,568,621	39,062	3.07%

Total Assets	$2,357,626			$2,703,149			$2,398,423			$2,735,853

LIABILITIES
Interest bearing demand deposits	$577,480			$635,556			$584,686			$594,097
Money markets	261,560			348,919			285,996			344,097
Savings deposits	387,847			411,610			395,590			406,841
Time deposits	224,608			388,733			246,536			442,879
Total Interest Bearing Deposits	1,451,495	486	0.13%	1,784,818	646	0.15%	1,512,808	959	0.13%	1,787,914	1,384	0.16%
Short-term borrowings	34,080	108	1.27%	30,808	20	0.26%	34,834	125	0.72%	4,967	37	1.50%
Long-term borrowings	59,901	629	4.21%	24,175	226	3.75%	43,597	956	4.42%	56,991	495	1.75%
Total borrowings	93,981	737	3.15%	54,983	246	1.79%	78,431	1,081	2.78%	61,958	532	1.73%
Total Interest Bearing Liabilities	1,545,476	1,223	0.32%	1,839,801	892	0.19%	1,591,239	2,040	0.26%	1,849,872	1,916	0.21%
Non-interest bearing demand deposits	550,581			611,179			554,340			621,248
Cost of Funds			0.23%			0.15%			0.19%			0.16%
FTE Net Interest Margin			4.11%			3.15%			4.16%			2.92%
Stockholders’ Equity	259,239			252,933			255,147			259,798
5 Income on interest-earning assets has been computed on a fully taxable equivalent basis using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

	Three months ended June 30, 2023			Three months ended March 31, 2023			Three months ended December 31, 2022			Three months ended September 30, 2022			Three months ended June 30, 2022
Dollars in thousands	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate	Average Balance	Interest[6]	Yield/ Rate
ASSETS
Interest bearing deposits with banks	$71,040	$890	5.03%	$90,987	$1,014	4.52%	$268,911	$2,473	3.65%	$368,265	$2,130	2.29%	$426,169	$891	0.84%
Investments (Tax-exempt)	55,588	361	2.60%	55,589	397	2.90%	42,987	666	6.15%	27,519	239	3.45%	30,054	366	4.88%
Investments (Taxable)	498,401	2,739	2.20%	557,377	3,327	2.42%	542,137	2,722	1.99%	571,282	2,850	1.98%	593,903	2,745	1.85%
Total Investments	553,989	3,100	2.24%	612,966	3,724	2.46%	585,124	3,388	2.30%	598,801	3,089	2.05%	623,957	3,111	2.00%

Loans (Tax-exempt)	75,670	446	2.36%	77,341	451	2.36%	78,274	446	2.26%	80,604	425	2.09%	81,656	451	2.22%
Loans (Taxable)	1,463,967	18,946	5.19%	1,454,934	18,898	5.27%	1,459,830	18,821	5.11%	1,440,646	17,789	4.90%	1,411,584	16,413	4.66%
Total Loans	1,539,637	19,392	5.05%	1,532,275	19,349	5.12%	1,538,104	19,267	4.97%	1,521,250	18,214	4.75%	1,493,240	16,864	4.53%

Total Earning Assets	2,164,666	23,382	4.33%	2,236,228	24,087	4.37%	2,392,139	25,128	4.17%	2,488,316	23,433	3.74%	2,543,366	20,866	3.29%

Total Assets	$2,357,626			$2,439,219			$2,598,000			$2,709,482			$2,703,149

LIABILITIES
Interest bearing demand deposits	$577,480			$591,972			$653,369			$640,903			$635,556
Money markets	261,560			298,584			328,808			342,002			348,919
Savings deposits	387,847			403,419			408,285			417,290			411,610
Time deposits	224,608			268,708			318,115			360,114			388,733
Total Interest Bearing Deposits	1,451,495	486	0.13%	1,562,683	473	0.12%	1,708,577	572	0.13%	1,760,309	605	0.14%	1,784,818	646	0.15%

Short-term borrowings	34,080	108	1.27%	35,596	17	0.19%	41,257	17	0.16%	38,017	23	0.24%	30,808	20	0.26%
Long-term borrowings	59,901	629	4.21%	29,211	327	4.54%	22,350	257	4.56%	23,875	234	3.89%	24,175	226	3.75%
Total borrowings	93,981	737	3.15%	64,807	344	2.15%	63,607	274	1.71%	61,892	257	1.65%	54,983	246	1.79%

Total Interest Bearing Liabilities	1,545,476	1,223	0.32%	1,627,490	817	0.20%	1,772,184	846	0.19%	1,822,201	862	0.19%	1,839,801	892	0.19%
Non-interest bearing demand deposits	550,581			557,546			586,092			597,884			611,179
Cost of Funds			0.23%			0.15%			0.14%			0.14%			0.15%
FTE Net Interest Margin			4.11%			4.22%			4.03%			3.60%			3.15%
Stockholders’ Equity	259,239			251,054			236,674			240,026			252,933
6 Income on interest-earning assets has been computed on a fully taxable equivalent basis using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Second Quarter Financial Results
July 27, 2023

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
Dollars in thousands, except per share data	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Tangible book value per share
Stockholders’ equity	$257,069	$255,841	$245,042	$232,370	$247,032
Less: Goodwill and intangible assets	(53,797)	(54,157)	(54,517)	(54,916)	(55,310)
Tangible common stockholders’ equity (numerator)	$203,272	$201,684	$190,525	$177,454	$191,722
Shares outstanding, less unvested shares, end of period (denominator)	8,528,782	8,523,256	8,501,752	8,505,843	8,610,667
Tangible book value per share	$23.83	$23.66	$22.41	$20.86	$22.27
Tangible book value per share (ex-AOCI)
Tangible common stockholders’ equity	$203,272	$201,684	$190,525	$177,454	$191,722
Less: AOCI	(58,052)	(51,960)	(58,012)	(62,690)	(43,526)
Tangible equity (ex-AOCI)	$261,324	$253,644	$248,537	$240,144	$235,248
Tangible book value per share (ex-AOCI)	$30.64	$29.76	$29.23	$28.23	$27.32
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$203,272	$201,684	$190,525	$177,454	$191,722
Total assets	$2,378,151	$2,410,933	$2,525,507	$2,654,153	$2,683,162
Less: Goodwill and intangible assets	(53,797)	(54,157)	(54,517)	(54,916)	(55,310)
Total tangible assets (denominator)	$2,324,354	$2,356,776	$2,470,990	$2,599,237	$2,627,852
Tangible common equity to tangible assets	8.75%	8.56%	7.71%	6.83%	7.30%
Efficiency Ratio
Non-interest expense	$16,281	$16,282	$16,673	$15,320	$15,006
Less: Intangible amortization	(360)	(360)	(399)	(395)	(389)
Less: Loss on MD Title Investment	$(142)	$—	$—	$—	$—
Non-interest expense (numerator)	$15,779	$15,922	$16,274	$14,925	$14,617
Net interest income	$21,990	$23,092	$24,048	$22,520	$19,804
Plus: Total non-interest income	6,194	4,984	5,423	5,849	6,076
Less: Net gains (losses) on sales or calls of securities	(546)	(193)	(234)	—	—
Less: Net gains (losses) on equity securities	(15)	20	46	(88)	(148)
Less: Gain on assets held for sale	323	—	—	—	—
Less: Net gains on sale of low income housing partnership	—	—	421	—	—
Total revenue (denominator)	$28,422	$28,249	$29,238	$28,457	$26,028
Efficiency ratio	55.52%	56.36%	55.66%	52.45%	56.16%